Technology License Agreement

     This Technology License Agreement (the "Agreement") is made and entered into this 22 day of December, 1999, by and between American Infrared Technologies, Inc., an Alberta corporation ("Licensor") and American IR Technologies, Inc., a Nevada corporation ("Licensee").

                             RECITALS

     A. Licensor is the owner of certain technologies, the full and complete descriptions of which are attached hereto and incorporated herein by reference at Exhibit A (the "Technologies").

     B. Licensee desires to acquire from Licensor the exclusive rights to the use of such Technologies, and Licensor desires to transfer and convey the same to Licensee, in accordance with the terms and conditions of this Agreement.

     C. Contemporaneously with the closing (as hereinafter defined), Licensee and Licensor will enter into an agreement not-to-compete (the form of which is attached hereto and incorporated by reference herein at Exhibit B).

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

                             ARTICLE I
                            Definitions

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1  Technologies.  "Technologies" shall mean the following:

1.1a. All rights and interests in the procedures, written technical data, computer software and related documentation, patents, copyrights, formulas, methods, practices, statistics, trade secrets, trademarks, trade names, and service marks concerning the technologies listed at Exhibit A

1.1b. All rights and interests in the procedures, written technical data, computer software and related documentation, patents, copyrights, formulas, methods, practices, statistics, trade secrets, trademarks, trade names, and service marks concerning the technologies listed at Exhibit A.

                            ARTICLE II
                Assignment, Transfer and Royalties

     2.1 Assignment and Transfer of Technologies. Subject to and upon the terms and conditions contained herein, Licensor shall grant to Licensee an exclusive license for the use of the Technologies as defined at Exhibit A.

     2.2   Royalty. As consideration for the license granted in  Section
2.1 above, Licensee shall pay to Licensor, on a monthly basis, a royalty equal to THREE PERCENT (3%) of all revenues derived by Licensee directly attributable to the use of the Technologies subject to this Agreement. Said Royalty payments shall be due and payable on the 20th day of the month following the month in which they were accrued.

     2.3 Term of License. The Term of the license granted by this Agreement is three (3) years from the date of this Agreement, and is automatically renewable for successive year periods, unless written notice is given by Licensor of non-renewal not later than sixty (60) days prior to the end of the Term or any renewal thereof.

     2.4 Right of First Refusal. If, during the Term of the License, Licensor shall develop any other technologies not included in or derived from the Technologies, Licensor shall be granted a thirty (30) day right of first refusal to license the additional technologies upon the same terms and conditions as contained within this Agreement.

                            ARTICLE III
            Representations and Warranties of Licensee

     Licensee represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

     3.1 Organization and Good Standing. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all the requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     3.2 Authorization and Validity. The execution, delivery and performance by Licensee of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by Licensee. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Licensee and constitute or will constitute legal, valid and binding obligations of Licensee, enforceable against Licensee in accordance with their respective terms.

     3.3 No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will
(a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Licensee or any agreement, indenture or other instrument under which Licensee is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Licensee or the properties or assets of Licensee.

     3.4 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Licensee.

                            ARTICLE IV
            Representations and Warranties of Licensor

     Licensor represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

     4.1 Organization and Good Standing. Licensor is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta, with all the requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     4.2 Authorization and Validity. The execution, delivery and performance by Licensor of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by Licensor. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Licensor and constitute or will constitute legal, valid and binding obligations of Licensor, enforceable against Licensor in accordance with their respective terms.

     4.3   Title.   Licensor  has  good  and  marketable  title  to  the
Technologies, free and clear of all liens, claims, and encumbrances, which are the subject of this Agreement.

     4.4 Commitments. Licensor has not entered into, nor are the Technologies or the business of Licensor bound by, whether or not in writing, any (i) partnership or joint venture agreement; (ii) deed of trust or other security agreement; (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond; (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer; (v) labor or collective bargaining agreement; (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent to another; (vii) deed or other document evidencing an interest in or contract to purchase or sell real property; (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys; (ix) lease of real or personal property, whether as lessor, lessee, sublessor, or sublessee; (x) agreement relating to any material matter or transaction in which an interest is held by a person or entity which is an affiliate of Licensor; (xi) powers of attorney; or (xii) contracts containing noncompetition covenants.

     4.5 Adverse Agreements. Licensor is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects or, so far as Licensor can now foresee, may in the future materially and adversely affect the business operations, prospects, properties, assets or condition, financial or otherwise, of Licensor.

     4.6 No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will
(a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Licensor or any agreement, indenture or other instrument under which Licensor is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Licensor or the properties or assets of Licensor.

     4.7 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Licensor.

     4.8 Compliance with Laws. There are no existing violations by Licensor of any applicable federal, state or local law or regulation, except to the extent that any such violations would not have a material adverse effect on the property or business of Licensor.

     4.9 Accuracy of Information Furnished. All information furnished to Licensee by Licensor is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

     4.10 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                             ARTICLE V
                          Indemnification

     5.1 Licensor's Indemnity. Subject to the terms of this Section, Licensor hereby agrees to indemnify, defend and hold harmless Licensee and its officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses ("Damages") asserted against or incurred by Licensee by reason of or resulting from a breach by Licensor of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

     5.2 Licensee's Indemnity. Subject to the terms of this Section, Licensee hereby agrees to indemnify, defend and hold harmless Licensor and its officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses ("Damages") asserted against or incurred by Licensor by reason of or resulting from a breach by Licensee of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

     5.3 Remedies Not Exclusive. The remedies provided for in this Section shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

                            ARTICLE VI
                            Termination

     6.1 Termination for Cause. This Agreement may be terminated prior to Closing upon notice to the other party at any time by a party if any representation or warranty of the other party contained in this Agreement or in any certificate or other document executed and delivered by one party to the other is or becomes untrue or breached in any material respect or if one party fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, breach or noncompliance is not cured, waived, or eliminated before Closing.

     6.2 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Licensee and Licensor.

                            ARTICLE VII
                     Miscellaneous Provisions

     7.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Licensee and Licensor.

     7.2  Waiver of Compliance; Consents.

     7.2.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

  7.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

     7.3 Notices. All Notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by (i) hand; (ii) reliable overnight delivery service; or (iii) facsimile transmission.

          If to Licensee, to: 3110 S. Valley View, Suite 201, Las Vegas, Nevada 89102

          If  to  Licensor,  to:  603, 7th Ave. SW., #380, Calgary, Alberta
T2A*2T5

     7.4 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

     7.5 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     7.6 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     7.7 Attorneys' Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

     7.8 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

     7.9 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

     7.10 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEVADA.

     7.11 Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

     7.12 Presumption. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     7.13 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     7.14 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     7.15 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected hereby.

     7.16 Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

     7.17   Costs,  Expenses  and  Legal  Fees.   Whether  or  not   the
transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses, including attorneys' fees.

     7.18 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     7.19 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

     7.20 Continuing Nature. All representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years and, if applicable, all covenants, which, according to their terms are to be performed after the execution of this Agreement, shall survive the Closing for a period of two (2) years.

     IN WITNESS WHEREOF, the parties hereto have set their hands this 22 day of December, 1999.


American   IR   Technologies,      American Infrared Technologies, Inc.,
Inc., a Nevada Corporation         an Alberta Corporation
     ("Licensee")                         ("Licensor")

by:  /s/ Ron Ryan                  by:  /s/ Gerald Peatz






                     Noncompetition Agreement

This Noncompetition Agreement (the "Agreement") is made as of the ___ day of December, 1999, by and between American IR
Technologies, Inc., a Nevada corporation ("Licensee"), and
American Infrared Technologies, Inc., an Alberta corporation
("Licensor").

                             RECITALS

A.  Licensee and Licensor have entered into a Technology License
Agreement dated December 22, 1999 (the "Transfer Agreement") under the terms of which Licensor has agreed to license certain technologies to Licensee, all as more fully set forth and described in the Transfer Agreement.

B. Licensor's delivery to Licensee of this Agreement is a condition to Licensee consummating the transactions contemplated by the Transfer Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and in the Transfer Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

     1.  Noncompetition.

     1.1   Licensor covenants and agrees that for a period of five
(5) years from the date hereof, Licensor will not engage in or carry on, directly or indirectly, any business in competition with the business of Licensee relating to the technologies that are the subject of the Transfer Agreement but only for as long as such like business is carried on by (i) Licensee or any subsidiary or affiliate of Licensee or (ii) any person or entity deriving title from Licensee of the technologies, in any county in which Licensee or any of its subsidiaries or affiliates conduct business, or in any other county or state of the United States, or in any country or political subdivision of the world.

     1.2 The term of the covenants contained in Section 1.1 hereof shall be tolled for the period commencing on the date any successful action is filed for injunctive relief or damages arising out of a breach by Licensor of Section 1.1 hereof and ending upon final adjudication (including appeals) of such action.

          1.3 If, in any judicial proceeding, the court shall refuse to enforce all of the covenants contained in Section 1.1 hereof because the time limit is excessive, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce all of the covenants contained in Section 1.1 hereof because it is more extensive than necessary to protect the business and goodwill of Licensee, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

     2 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEVADA.

     3 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     4   Agreement Binding.  This Agreement shall be binding  upon
the heirs, executors, administrators, successors and assigns of the parties hereto.

     5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     IN WITNESS WHEREOF, the parties hereto have set their hands this 22 day of December, 1999.

American   IR   Technologies,      American Infrared Technologies, Inc.,
Inc., a Nevada Corporation         an Alberta Corporation
     ("Licensee")                         ("Licensor")

by:  /s/ Ron Ryan                  by:  /s/ Gerald Peatz